SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement                [ ] Confidential, for Use of the
[X] Definitive Additional Materials               Commission Only (as permitted)
[ ] Soliciting Material Pursuant to               by Rule 14a-6(e)(2)
    Rule 14a-11(c) or Rule 14a-12


                               VENATOR GROUP, INC.
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                (Name of Registrant as Specified In Its Charter)


                             GREENWAY PARTNERS, L.P.
                               GARY K. DUBERSTEIN
                                ANDREW P. HINES
                               ALFRED D. KINGSLEY
                                  HOWARD STEIN
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                                                              July 13, 1999

GREENWAY
PARTNERS


             VOTE FOR THE GREENWAY NOMINEES ON THE GREEN PROXY CARD
       ALSO, VOTE FOR PROPOSALS #3 (NAME CHANGE) AND #4 (END POISON PILL)

       If you have any questions, please contact Garland Associates, Inc.
                                 (212) 866-0095

                                                                 July 12, 1999
Dear Fellow Shareholder:

         The July 16 date of the annual meeting of Venator Group, Inc. (formerly Woolworth Corporation) is fast approaching.

         In our minds, shareholders at the Company face an interesting policy question. Do you believe that the interests of all shareholders are best served by having a large holder of shares serve on the Board of Directors of our public company? We think the answer is yes. We believe that a large shareholder that has the added incentive of protecting its major investment will be more vigilant than other directors. In our opinion, such an investment provides the added incentive to pay closer attention. And, if need be, to stand up to management to try to stop them from making ill advised decisions.

         Is such representation needed at all companies? Of course not. But, in our opinion, where you have a company such as ours that has so under performed, that is when such shareholder 'watchdogs' are required. As The Proxy Monitor stated: "We believe that Greenway's considerable stake in the company would serve to align their interests with those of public shareholders."(1)

         We urge our fellow shareholders to join with us by signing and returning the GREEN proxy card.

     |X| Vote FOR our Nominees: Gary K. Duberstein, Andrew P. Hines, Alfred D. Kingsley and Howard Stein.

     |X| Vote FOR our Proposal #3 recommending that the Company change its name BACK to Woolworth Corporation.

     |X| Vote FOR our Proposal #4 recommending that the Company terminate its poison pill rights plan and not introduce any new such plan without the affirmative vote of the Company's shareholders.

         If you previously voted on a management proxy card, you have every legal right to change your vote. ONLY YOUR LATEST DATED PROXY CARD WILL COUNT. While we seek your support for our Proposals, remember they are non-binding advisory proposals. IN OUR MIND, THE MOST IMPORTANT VOTE IS THE ONE FOR ELECTION TO THE BOARD. THAT IS THE VOTE WE MOST WANT FROM OUR FELLOW SHAREHOLDERS. We hope we can count on you.


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(1)   Permission to use this quotation has neither been sought nor received.


Greenway Partners, L.P.       277 Park Avenue          New York, NY  10172
                 Tel.(212) 350-5100          Fax(212) 350-5253